                                    FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       NEW CENTURY FINANCIAL CORPORATION
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            (Exact name of registrant as specified in its charter)

              Delaware                                 33-0683629
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


    4910 Birch Street, Suite 100, Newport Beach, California        92660
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          (Address of principal executive offices)               (Zip Code)


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2) please check the following box. [_]


     Securities to be registered pursuant to Section 12(b) of the Act:

                                    Name of each exchange on
          Title of each class       which each class is to be
          to be so registered              registered
          -------------------       -------------------------

          NONE                                 N/A


     Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.01 per share

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Item 1.  Description of Registrant's Securities to Be Registered.
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     This Registration Statement relates to the Common Stock, $0.01 par value, of New Century Financial Corporation, a Delaware corporation (the "Registrant"). A description of such Common Stock is contained under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the "Commission") on April 18, 1997 (Registration No. 333-25483), which description is incorporated herein by reference.


Item 2.  Exhibits.
-----------------

1. Copy of Specimen Common Stock Certificate of the Registrant (incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form S-1).

2.1 First Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant's Registration Statement on Form S-1).

2.2 First Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.4 to the Registrant's Registration Statement on Form S-1).

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

                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              NEW CENTURY FINANCIAL CORPORATION



Date: June 2, 1997       By: /s/ Brad A. Morrice
                            ------------------------------------
                                 Brad A. Morrice
                                 President

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